Exhibit 10.2

NOTE: StarMed Group, Inc. has requested confidentiality treatment for the portions of this Agreement marked with “****”. An unredacted agreement has been filed with the Securities and Exchange Commission.

SERVICES AGREEMENT

THIS SERVICES AGREEMENT (the “Agreement”) is made and entered into effective as of May 1, 2006, by and between StarMed Group, Inc., a Nevada corporation (“Company”) and Management Services Unlimited (“MSU”).

RECITALS

A.           Company intends to own and operate a wellness center at 8615 Knott Avenue, Suite #9, Buena Park, California 90620 (the “Wellness Center”).

B.           MSU has special expertise and experience in providing various services to centers such as the Wellness Center.

C.           MSU desires to provide Company with the necessary support to manage certain aspects of the Wellness Center, including billing and collection services and marketing and promotion services.

D.           Company desires to obtain from MSU, and MSU desires to provide to Company, certain services, as set forth herein, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, the parties to this Agreement do hereby agree as follows:

1.            MSU’s Services. MSU shall provide the following services (collectively, “Services”) with respect to the Wellness Center:

a.	Billing and Collection.

i.             MSU shall provide, or arrange for the provision of, all billing and collection services that Company reasonably determines are necessary or appropriate in connection with the charges resulting from services performed and products sold at the Wellness Center. In connection with the billing and collection services to be provided hereunder, MSU, or the third party engaged to provide such services, shall prepare invoices; input billing information; prepare computerized billing statements; submit claims to third party payors and patients; and respond to telephone inquiries from patients and payors concerning patient bills. MSU shall have discretion to compromise, settle, write off or determine not to appeal a denial of any claim for payment for any particular professional service rendered on behalf of the Wellness Center. MSU shall deposit all payments into a bank account designated by Company (the “Bank Account”). MSU shall provide monthly and year-to-date reports showing all billings, collections, and accounts receivable and the aging of same.

ii.            Company hereby appoints MSU for the term of this Agreement as its true and lawful attorney-in-fact for the following purposes:

1.            To bill in Company’s name and on its behalf or, at Company’s direction, in the name of a physician or physician group rendering services at the Wellness Center and on their behalf, (a) patients, (b) third party payors, and (c) any other persons or entities who are obligated to pay for Wellness Center services and products.

2.            To collect in the name of Company or the physician or physician group rendering services at the Wellness Center all charges, fees or other amounts resulting from or related to services performed and products sold at the Wellness Center, excluding, however, cash, check or credit card payments made directly to Company on the date that the services were performed or goods were sold at the Wellness Center (such excluded amounts being hereinafter referred to as the “Excluded Amounts”).

3.            To receive payments (other than the Excluded Amounts) arising from services performed and products sold at the Wellness Center; take possession of and endorse in the name of Company or physician or physician group all cash, notes, checks, money orders, insurance payments and any other instruments received as payments of accounts receivable of Company or physician or physician group in connection with services performed or products sold at the Wellness Center, however arising, and deposit all such payments in the Bank Account. Company shall immediately forward to MSU any such payments from invoices billed by MSU that may come into its or their possession.

4.            To deposit all payments received directly into the Bank Account.

b.            Advertising and Marketing. MSU shall assist Company in advertising and marketing the services and products offered at the Wellness Center. In assisting Company, MSU shall provide, at Company’s cost and expense, general advertising and marketing services, which may include the preparation of, or contracting with third parties for the preparation of, signs, brochures, letterhead, ads, direct mailers, radio program content, press releases, promotional contests, website content, and other marketing materials for Company, subject to Company’s prior approval (all such advertising and marketing services shall be referred to collectively herein as the “Advertising Services”). At no time shall MSU hold itself out as providing, or actually provide, wellness services on behalf of Company. Company shall be the owner and holder of all right, title, and interest in and to all marketing, advertising and public relations materials created or implemented on behalf of Company in connection with the Wellness Center services and products.

c.            Additional Services. If Company desires that MSU provide services in addition to those listed in this Section 1, and MSU desires to provide such additional services, the parties may negotiate for MSU to provide such additional services on such terms and for such additional compensation as the parties may agree upon in writing.

2.	Compensation for Services.

a.            Services Fee. Company and MSU acknowledge and agree that MSU shall incur substantial time, cost and expense in performing the Services on behalf of Company, and that such costs and expenses will vary over the term of this Agreement. Additionally, the parties acknowledge and agree that the level and intensity of the Services will increase as the number of Wellness Center customers increases. Company and MSU acknowledge that the Services Fee, as such term is defined below, has resulted from arm’s length negotiations between the parties and does not take into account the volume or value of referrals or business otherwise generated between the parties, and is consistent with fair market value for the Services. Accordingly, as compensation in full for the performance of the Services hereunder, Company shall pay MSU a fee equal to (a) **** percent (****%) of all amounts billed and collected by MSU for billing and collection services, plus (b) **** percent (****%) of Services Revenues (as defined below) and **** percent (****%) of Products Revenues (as defined below) for advertising and marketing services during the term of this Agreement (collectively, the “Services Fee”). With respect to the fee for billing and collection services, both parties agree that such percentage applies only to amounts actually billed and collected by MSU and does not apply to the Excluded Amounts. As used herein, the term “Services Revenues” shall be defined to mean all amounts received by Company relating to any and all services performed at the Wellness Center, and the term “Products Revenues” shall be defined to mean all amounts received by Company relating to any and all products sold at the Wellness Center, whether such revenues are received in cash from patients, private or prepaid insurance, other third party payors or from any other source.

b.            Payment Date. The Services Fee shall be due and payable on a monthly basis throughout the term of this Agreement.

3.	Term and Termination.

a.            Term. The initial term of this Agreement shall be for five (5) years commencing as of the date first written above; thereafter, except as provided in Section 3.b. of this Agreement, this Agreement shall renew automatically for successive terms of one (1) year each, unless either party notifies the other party in writing not less than ninety (90) days’ prior to the end of the then current term, of its intention to not renew this Agreement.

b.	Termination.

i.             Either party may terminate this Agreement for cause upon the material breach of this Agreement by the other party, if such breach is not cured within thirty (30) days following written notice of such breach. If the nature of the breach is such that it cannot reasonably be completed within thirty (30) days, no termination shall occur if such cure is commenced within such thirty (30) day period and diligently prosecuted to completion.

ii.            Either party may terminate this Agreement upon the filing, with respect to the other party, of a voluntary or involuntary petition in bankruptcy if such petition is not dismissed within thirty (30) days of such filing; or upon the appointment of a receiver or trustee to take possession of all, or substantially all, of the assets of a party, if such appointment is not terminated within thirty (30) days.

iii.          Either party may terminate this Agreement immediately upon the sale or transfer of substantially all of the Wellness Center’s, the Company’s or MSU’s assets, or the merger, reorganization, liquidation or dissolution for any reason of the Wellness Center, the Company or MSU.

iv.           Company may terminate upon ninety (90) days’ written notice to MSU the portion of the Services involving billing and collection in the event that Company is not reasonably satisfied with the billing and collection services provided by MSU, and the reasons for such dissatisfaction are not remedied by MSU within thirty (30) days after written notice thereof is provided to MSU. Such a right to terminate the billing and collection services shall be available to Company even though the reasons for such dissatisfaction may not rise to a material breach of this Agreement. Any such termination of the billing and collection services shall have no effect on the other Services provided by MSU under this Agreement.

c.            Effect of Termination.              Upon termination or expiration of this Agreement, each party’s respective obligations hereunder shall terminate in full, except for those obligations which either explicitly, as set forth in this Agreement, or by their nature survive the termination or expiration of this Agreement including but not limited to MSU’s continued right to receive the Services Fee after the termination or expiration of this Agreement, to the extent such Services Fee was earned from services performed and products sold at the Wellness Center prior to the termination or expiration of this Agreement. In addition, MSU shall return all documents, data and other materials or information that constitute “Confidential Information” as defined in Section 7.a. below.

4.	Records.

a.            Medical Records. Each of the parties hereto shall maintain and safeguard the confidentiality of all patient records, charts and other information generated in connection with the services provided hereunder in accordance with federal and state confidentiality laws and regulations, including without limitation, the California Confidentiality of Medical Information Act, Civil Code Section 56 et seq. and the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and the regulations thereunder. The parties shall execute the “Business Associate Agreement,” attached hereto as Exhibit “A” and incorporated herein by this reference, concurrently with the execution of this Agreement.

b.            Business Records. All business and administrative records maintained by MSU in connection with the Services shall be MSU’s property. Notwithstanding the foregoing, Company shall have a continuing right to inspect and copy (at Company’s expense) all such business records for any reasonable purpose, provided Company gives MSU at least five (5) days’ prior written notice.

c.            Right to Inspect Records. The right to inspect records set forth above in Sections 4.a. and 4.b. above shall survive the expiration or termination of this Agreement.

5.	Indemnification.

a.            Company agrees to defend, indemnify and hold harmless MSU, its officers, directors, shareholders, managers, representatives, employees and agents, from and against any and all losses, liabilities, damages, claims, judgments, costs or expenses, including attorneys’ fees, that MSU may suffer, incur or become liable for, as a result of any act or omission by Company, or Company’s breach of this Agreement.

b.            MSU agrees to defend, indemnify and hold harmless Company, its officers, directors, shareholders, representatives, employees and agents, from and against any and all losses, liabilities, damages, claims, judgments, costs or expenses, including attorneys’ fees, that Company may suffer, incur or become liable for, as a result of any act or omission by MSU or MSU’s breach of this Agreement.

6.            Compliance with Laws. The obligations of MSU and Company pursuant to this Agreement shall be subject to any limitations or restrictions which may be imposed by law or regulation, and Company and MSU, as the case may be, may suspend any or all obligations hereunder, or, at its option, terminate this Agreement, if it determines, upon advice of counsel, that the performance of any obligation pursuant to this Agreement may contravene applicable law or regulation.

7.            Non-Disclosure of Company’s Professional and Business Practices, Trade Secrets, or Privileged Information; Non-Solicitation and Non-Interference.

a.            MSU agrees to keep confidential and to not use or disclose the professional and business practices, trade secrets or privileged information of Company and to keep such knowledge confidential in MSU’s dealings with any medical group, clinic or practice, hospital, health care facility, health care company, independent practice association (IPA) or other person or entity. Further, MSU agrees that it shall not disclose to any person or use (except for the benefit of Company) information obtained by MSU during the period of MSU’s relationship with Company as to customer lists, names of customers or customers addresses or telephone numbers, fee schedules or rates, business plans, business methods, marketing or strategic plans, financial statements, financial information, any and all computer programs (whether or not completed or in use), any and all operating manuals or similar materials that constitute the systems, policies and procedures of Company, or any other trade secrets, confidential or proprietary information respecting Company (collectively, “Confidential Information”). Except to the extent necessary for MSU to carry out its duties and obligations under this Agreement, MSU acknowledges and agrees that it is expressly prohibited from creating, making, duplicating, copying, retaining, taking, maintaining or possessing, by any means or method, any of Company’s Confidential Information either during or after the term of this Agreement. In furtherance of this Section 7, MSU agrees to execute an additional nondisclosure agreement at any time, if requested by Company.

b.            During the term of this Agreement and for a period of two (2) years thereafter, MSU agrees that at no time will MSU, directly or indirectly, or in action or in concert with others, solicit or attempt to solicit, call on, employ, contract with or take away, either for MSU or any other person, firm or entity, Company’s customers or referral sources, including, but not limited to, medical groups, clinics, hospitals, IPAs, individual physicians, third party payors, self-insured employers, and preferred provider organizations.

c.            During the term of this Agreement and for a period of two (2) years thereafter, MSU agrees not to disrupt, damage, impair or interfere with the business of Company, whether by way of interfering with, raiding or soliciting Company’s employees, disrupting its relationship with or soliciting its agents, representatives, customers, vendors or otherwise, nor shall MSU undertake planning for or organization of any competitive organization or other business activity materially competitive with Company’s business, or combine with others for the purpose of organizing any such competitive organization.

d.            The obligations of this Section 7 shall be in full force and effect during the term of this Agreement and shall survive and continue indefinitely after the termination or expiration of this Agreement, except as otherwise limited by this Agreement. If the scope of any restriction contained above is too broad to permit enforcement of any such restriction to its full extent, then such restriction shall be enforced to the maximum extent permitted by law, and MSU hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce any such restriction.

e.            MSU hereby acknowledges and confirms that its violation of Section 7 would cause irreparable injury to Company, and that Company’s remedies at law for breach of MSU’s obligations under this Section 7 would be inadequate; therefore, MSU consents to and agrees that temporary and permanent injunctive relief may be granted in any proceeding which may be brought to enforce any provision hereof. In addition to specific performance, Company shall have the right and remedy to require MSU to account for and pay over to Company all compensation, profits, monies, accruals or other benefits derived or received by MSU as a result of any transactions constituting a breach of any of the provisions of Section 7, and all expenses (including reasonable attorneys’ fees) of Company in any action, suit or proceeding for breach of such provisions. Each of the rights and remedies enumerated herein shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to Company.

8.	Independent Contractor.

a.            In the performance of the duties and obligations under this Agreement, it is mutually understood and agreed that MSU is at all times acting and performing as an independent contractor. None of the provisions of this Agreement is intended to create nor shall be construed to create any relationship between the parties other than that of independent entities contracting with each other solely for the purpose of effecting the provisions of this Agreement. Company shall neither have nor exercise any control or direction over the methods by which MSU performs the Services required of MSU hereunder, or over MSU’s best business judgment. The sole interest and responsibility of MSU is to assure that the Services covered by this Agreement shall be performed in a competent, efficient and satisfactory manner.

b.            MSU is solely responsible for and shall pay all required taxes in connection with the compensation paid to MSU pursuant to this Agreement and shall provide Company with proof of such payment upon demand. Company will not withhold income taxes, or withhold or pay social security taxes (FICA) with respect to any such amount. MSU shall have no claim against Company for vacation pay, sick pay, retirement benefits, social security, workers’ compensation, disability, unemployment insurance or other employee benefits of any kind.

9.	General Provisions.

a.            No Assignment. MSU shall not assign any of its rights, nor delegate any of its duties under this Agreement. Subject to the foregoing restriction, this Agreement shall be binding on the parties hereto and their successors and permitted assigns.

b.            Severability. If any provision of this Agreement as applied to any party or to any circumstance shall be found by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of any such provision in any other circumstance, or the validity or enforceability of this Agreement, unless such invalidity or unenforceability would defeat an essential business purpose hereof, or except as otherwise provided herein.

c.            Notices. All notices or demands shall be in writing and shall be given personally, by electronic facsimile, or by certified mail. Notice shall be deemed conclusively made at the time of notice if given personally or by electronic facsimile or, if by certified mail, three (3) days after deposit thereof in the United States mail, properly addressed and postage pre-paid to the following addresses:

MSU:

Management Services Unlimited

8615 Knott Avenue, Suite 4

Buena Park, California 90620

Attention: Mr. Claro Samson, Jr., President

Company:

StarMed Group, Inc.

2029 Century Park East, Suite 1112

Los Angeles, California 90067

Attention: Herman H. Rappaport, President

d.            Waiver. A waiver by either party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof, nor shall it be deemed a waiver of performance of any other obligation hereunder.

e.            Entire Understanding. This Agreement and any exhibits attached hereto contain the entire understanding of the parties hereto relating to the subject matter contained herein, and supersede all prior and collateral agreements, understanding, statements and negotiations of the parties. This Agreement can only be changed, modified, amended, rescinded or supplemented by a written agreement executed by both parties.

f.             California Law. This Agreement shall be construed and enforced in all respects according to the laws of the State of California.

g.            Attorney’s Fees. Should either party institute any action or proceeding, including without limitation arbitration, in connection with, relating to or arising out of this Agreement, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorney’s fees, incurred in connection with such action or proceeding.

h.              Disputes. For all disputes, claims or controversies arising in connection with, relating to, or arising out of this Agreement, the parties agree to first attempt to resolve such dispute, claim or controversy by non-binding mediation. The mediation shall be conducted by a mediator agreed upon by the parties. If the parties are unable to resolve their dispute, claim or controversy within thirty (30) days after a party’s request for mediation, then except as otherwise provided in Section 7 of this Agreement, all disputes, claims or controversies arising in connection with, relating to, or arising out of this Agreement, shall be settled by arbitration in accordance with the arbitration rules and procedures of JAMS, to the extent such rules and procedures are not inconsistent with the provisions set forth in this Agreement, and judgment on the award rendered may be entered in any court having jurisdiction thereof. Such arbitration shall be held in Los Angeles County, California. The arbitrator shall make written findings of fact and conclusions of law. The arbitrator shall have no authority to make conclusions of law or an award that could not have been made by a court of law, and shall have no right to make any award of punitive damages. All costs relating to the arbitration shall be borne equally by the parties, other than their own attorney’s and experts’ fees. The arbitrator shall award to the prevailing party all costs and expenses, including reasonable attorney’s fees, as provided above in Section 9.g. If either party to this Agreement initiates legal proceedings against the other party, other than arbitration in accordance with the rules of the American Arbitration Association as described above, the prevailing party shall be allowed such costs and reasonable attorneys’ fees as the court may allow.

i.             Interpretation of Agreement. The parties acknowledge and agree that because all parties and their attorneys participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement that construes any language, whether ambiguous, unclear or otherwise, in favor of, or against any party by reason of that party’s role in drafting this Agreement.

j.             Additional Acts. The parties hereto agree to perform such other acts, and to execute and file such additional documents, as may be required from time to time to carry out the provisions of this Agreement or the intentions of the parties.

IN WITNESS WHEREOF, this Agreement is executed effective as of the date and year first set forth above.

“COMPANY”	“MSU”

STARMED GROUP, INC.,	MANAGEMENT SERVICES UNLIMITED,

a Nevada corporation

By:	/s/ Herman Rappaport	By:	/s/ Claro Samson, Jr.
	Herman H. Rappaport, President		Claro Samson, Jr., President

EXHIBIT “A”

BUSINESS ASSOCIATE AGREEMENT

(Health Insurance Portability and Accountability Act of 1996)

This Business Associate Agreement (the “Agreement”) is made and entered into by and between Management Services Unlimited, a ______________________ (“Business Associate”) and StarMed Group, Inc., a Nevada corporation (“Covered Entity”), in furtherance of the obligations of Covered Entity to comply with certain provisions of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), and such regulations as may be lawfully promulgated thereunder by the Department of Health and Human Services (“HHS”) that relate to the security and privacy of individually identifiable health information. In consideration of the covenants, conditions, representations, warranties and restrictions set forth herein, the parties agrees as follows:

1.	DEFINITIONS

Terms used, but not otherwise defined, in this Agreement shall have the same meaning as those terms are defined in 45 CFR §§160.103, 164.304 and 164.501.

1.1        ‘‘Individual’’ shall have the same meaning as the term ‘‘individual’’ is defined in 45 CFR 164.501 and shall include a person who qualifies as a personal representative in accordance with 45 CFR 164.502(g).

1.2        ‘‘Privacy Rule’’ shall mean the Standards for Privacy of Individually Identifiable Health Information at 45 CFR part 160 and part 164, subparts A and E, as such may be lawfully in effect and amended or replaced from time to time.

1.3        ‘‘Protected Health Information’’ shall have the same meaning as the term ‘‘protected health information’’ is defined in 45 CFR 164.501, but includes only the individually identifiable health information that is created or received by Business Associate from or on behalf of Covered Entity.

1.4        ‘‘Required By Law’’ shall have the same meaning as the term ‘‘required by law’’ is defined in 45 CFR 164.501.

1.5        ‘‘Secretary’’ shall mean the Secretary of the Department of Health and Human Services or his designee.

1.6        “Security Incident” shall mean the attempted or successful unauthorized access, use, disclosure, modification, or destruction of information or interference with system operations in an information system.

1.7        ‘‘Security Rule’’ shall mean the Security Standards for Protection of Electronic Protected Health Information at 45 CFR part 164, subpart C, as such may be lawfully in effect and amended or replaced from time to time.

2.	OBLIGATIONS AND ACTIVITIES OF BUSINESS ASSOCIATE

2.1          Business Associate agrees not to use or further disclose Protected Health Information other than as permitted or required by this Agreement or as Required By Law.

2.2          Business Associate agrees to implement administrative, physical, and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability of the electronic Protected Health Information that it creates, receives, maintains, or transmits on behalf of Covered Entity.

2.3          Business Associate agrees to report to Covered Entity any Security Incident, and any use or disclosure of Protected Health Information that is not provided for by this Agreement, of which it becomes aware.

2.4          Business Associate agrees to ensure that any agent, including a subcontractor, to whom it provides Protected Health Information received from, or created or received by Business Associate on behalf of Covered Entity agrees to the same restrictions and conditions that apply through this Agreement to Business Associate with respect to such information, including but not limited to, the implementation of reasonable and appropriate safeguards to protect such information.

2.5          Business Associate agrees to make available Protected Health Information in a Designated Record Set, to an Individual in accordance with the requirements under 45 CFR 164.524.

2.6          Business Associate agrees to make amendment(s) to Protected Health Information in a Designated Record Set in accordance with the requirements of 45 CFR 164.526 at the request of an Individual.

2.7          Business Associate agrees to make its internal practices, books, and records relating to the use and disclosure of Protected Health Information received from, or created or received by Business Associate on behalf of, Covered Entity available to the Secretary, for purposes of the Secretary determining Covered Entity’s compliance with the Privacy Rule.

2.8          Business Associate agrees to make available to an Individual information maintained by Business Associate as necessary to respond to a request by an Individual for an accounting of disclosures of Protected Health Information in accordance with the requirements of 45 CFR 164.528.

2.9          Business Associate agrees to use appropriate safeguards to prevent the use or disclosure of Covered Information other than as provided hereunder.

3.	PERMITTED USES AND DISCLOSURES BY BUSINESS ASSOCIATE

3.1          Except as otherwise limited in this Agreement, Business Associate may use or disclose Protected Health Information to perform the functions, activities, or services for, or on behalf of, Covered Entity as specified in that certain Services Agreement (the “Services Agreement”) entered into between the parties of even date herewith.

3.2          Except as otherwise limited in this Agreement, Business Associate may use Protected Health Information to provide Data Aggregation services to Covered Entity as permitted by 42 CFR 164.504(e)(2)(i)(B).

3.3          Except as otherwise limited in this Agreement, Business Associate may disclose Protected Health Information to carry out the legal responsibilities of Business Associate, provided that disclosures are Required By Law, or Business Associate obtains reasonable assurances from the person to whom the information is disclosed that it will remain confidential and used or further disclosed only as required by law or for the purpose for which it was disclosed to the person, and the person notifies the Covered Entity of any instances of which it is aware in which the confidentiality of the information has been breached.

4.	OBLIGATIONS OF COVERED ENTITY

Covered Entity shall notify Business Associate of any restriction to the use or disclosure of Protected Health Information that Covered Entity has agreed to in accordance with 45 CFR 164.522, if such changes affect Business Associate’s permitted or required uses and disclosures hereunder.

5.	TERM AND TERMINATION

5.1          The Term of this Agreement shall be effective as of May ___, 2006, and shall terminate concurrently with the Services Agreement, unless sooner terminated as provided hereunder.

5.2          Without limiting any other provision of the Services Agreement, and except as otherwise required by law, Covered Entity may terminate this Agreement and the Services Agreement if Business Associate engages in a pattern of activity or practice that constitutes a breach of this Agreement, and Business Associate fails to cure the breach within thirty (30) days following receipt of notice of such violation, provided, however, that if the breach cannot reasonably be corrected within such thirty (30) day period, then Business Associate shall not be in violation of this

Agreement so long as Business Associate takes action to correct the identified pattern of activity or practice and diligently pursues such cure to completion within a reasonable time after receipt of notice, but in any event not to exceed sixty (60) days from the receipt of notice.

5.3          Except as provided in paragraph 5.4 of this Agreement, upon termination of this Agreement for any reason, Business Associate shall return or destroy all Protected Health Information received from Covered Entity, or created or received by Business Associate on behalf of Covered Entity. This provision shall apply to Protected Health Information that is in the possession of subcontractors or agents of Business Associate.

5.4          Notwithstanding paragraph 5.3, in the event that Business Associate determines that returning or destroying the Protected Health Information is infeasible, Business Associate shall extend the protections of this Agreement to such Protected Health Information and limit further uses and disclosures of such Protected Health Information to those purposes that make the return or destruction infeasible, for so long as Business Associate maintains such Protected Health Information.

6.	MISCELLANEOUS

6.1          A reference in this Agreement to a section in the Privacy Rule or Security Rule means the section as in effect or as amended, and for which compliance is required.

6.2          The parties agree to take such action as is necessary to amend this Agreement from time to time as is necessary for Covered Entity to comply with the requirements of the Privacy Rule or Security Rule.

6.3          The respective rights and obligations of Business Associate under paragraph 5.4 of this Agreement shall survive the termination of this Agreement.

6.4          In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

6.5          This Agreement may be modified or amended only by a writing signed by both parties. Neither party is relying upon any representations, warranties, assurances or inducements not expressly set forth herein.

6.6          Nothing express or implied in this Agreement is intended to confer, nor shall anything herein confer, upon any person other than the parties and the respective successors and permitted assigns of the parties, any rights, remedies, obligations, or liabilities whatsoever.

6.7          This Agreement is incorporated by reference and made a part of the Services Agreement. If any terms of this Agreement conflict with or are inconsistent with the terms of the Services Agreement with respect to the subject matter of this Agreement, the terms of this Agreement shall prevail.

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed in its name and on its behalf effective as of ______________________, 2006.

“BUSINESS ASSOCIATE”	“COVERED ENTITY”

MANAGEMENT SERVICES UNLIMITED,	STARMED GROUP, INC.,
a _______________________	a Nevada corporation

By:	_______________________	By:	_______________________
	Jun Samson		Hermann Rappaport,
	President		President and CEO